Exhibit 4(k)

PULTEGROUP, INC.

INDENTURE SUPPLEMENT

DATED AS OF FEBRUARY 8, 2016

TO

INDENTURE

DATED AS OF OCTOBER 24, 1995

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(as successor to

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION)

TRUSTEE

SENIOR DEBT SECURITIES

INDENTURE SUPPLEMENT dated as of February 8, 2016, among PULTEGROUP, INC. (formerly known as Pulte Homes, Inc.), a Michigan corporation (the “Company”), located at 3350 Peachtree Road NE, Suite 150, Atlanta, Georgia 30326, THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the “Trustee”), and the Company’s direct and indirect subsidiaries set forth on Exhibit B attached hereto (collectively, the “New Guarantors”) the New Guarantors and the Existing Guarantors (defined below) are referred to in the Indenture (defined below), as may be further amended, collectively, as the “Guarantors”, and individually, as a “Guarantor”).

The Company and certain Guarantors have heretofore executed and delivered to the Trustee that certain Indenture, dated as of October 24, 1995, as amended by the Indenture Supplement dated as of August 27, 1997, the Indenture Supplement dated as of March 20, 1998, the Indenture supplement dated as of January 31, 1999, the Indenture Supplement dated as of April 3, 2000, the Indenture supplement dated as of February 21, 2001, the Indenture Supplement dated as of July 31, 2001, the Indenture Supplement dated as of August 6, 2001, the Indenture Supplement dated as of June 12, 2002, the Indenture Supplement dated as of February 3, 2003, the Indenture Supplement dated as of May 22, 2003, the Indenture Supplement dated as of January 16, 2004, the Indenture Supplement dated as of July 9, 2004, the Indenture Supplement dated as of February 10, 2005, the Indenture Supplement dated as of May 17, 2006 and the Indenture Supplement dated as of September 15, 2009 (as so amended, the “Base Indenture;” and the Base Indenture, as amended by this Indenture Supplement, the “Indenture”), pursuant to which the Trustee acts as trustee for the holders of the Company’s 7.625% Senior Notes due October 15, 2017, the Company’s 7.875% Senior Notes due June 15, 2032, the Company’s 6.375% Senior Notes due May 15, 2033 and the Company’s 6.000% Senior Notes due February 15, 2035. Capitalized terms used in this Indenture Supplement and not otherwise defined herein shall have the meanings set forth in the Base Indenture.

The Company’s direct and indirect subsidiaries set forth in Exhibit A attached hereto (collectively, the “Existing Guarantors”) are currently Guarantors under the Base Indenture. The parties desire to add, effective as of the Guarantee Effective Date (as defined below), the following entities as guarantors of the Guaranteed Obligations under the Indenture:

Centex Development Company, L.P.

Centex LLC (f/k/a Centex Corporation)

DiVosta Homes Holdings, LLC

DW Homebuilding Co.

Nomas LLC

PH 19 Corporation

Preserve II, Inc.

Pulte Arizona Services, Inc.

Pulte Development New Mexico, Inc.

Pulte Homes of Indiana, LLC

Pulte Realty Holdings, Inc.

Pulte Realty Limited Partnership

Pulte Texas Holdings, LLC

Pulte/BP Murrieta Hills, LLC

Section 901(7) of the Base Indenture permits the Company and the Trustee when authorized by or pursuant to a Board Resolution, to execute supplements to the Base Indenture for the purpose of adding guarantors of the Guaranteed Obligations without the consent of any Holders of the Securities.

The execution and delivery of this Indenture Supplement have been authorized by a Board Resolution of the board of directors or other governing bodies of each of the Company and the New Guarantors and have been duly authorized by all necessary action on the part of the Trustee.

All conditions precedent and requirements necessary to make this Indenture Supplement a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized.

NOW, THEREFORE, THIS INDENTURE SUPPLEMENT WITNESSETH:

For and in consideration of the premises and the mutual covenants and agreements contained herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

1.	NEW GUARANTORS

The following entities are hereby added as guarantors of the Guaranteed Obligations under the Indenture, effective January 1, 2015 (the “Guarantee Effective Date”):

Centex Development Company, L.P.

Centex LLC (f/k/a Centex Corporation)

DiVosta Homes Holdings, LLC

DW Homebuilding Co.

Nomas LLC

PH 19 Corporation

Preserve II, Inc.

Pulte Arizona Services, Inc.

Pulte Development New Mexico, Inc.

Pulte Homes of Indiana, LLC

Pulte Realty Holdings, Inc.

Pulte Realty Limited Partnership

Pulte Texas Holdings, LLC

Pulte/BP Murrieta Hills, LLC

2.	ASSUMPTION AND AGREEMENTS

Each of the New Guarantors hereby expressly assumes, as of the Guarantee Effective Date, all the obligations of a Guarantor under the Indenture, including the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of the Guarantees and the Indenture on the part of the Guarantors to be performed or observed.

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3.	CONDITIONS OF EFFECTIVENESS

Subject to Sections 1 and 2 of this Indenture Supplement as regards the Guarantee Effective Date, this Indenture Supplement shall become effective upon the date first set forth above, provided, however, that: (A) the Trustee shall have executed a counterpart of this Indenture Supplement and shall have received one or more counterparts of this Indenture Supplement executed by the Company and the Guarantors, and (B) the Trustee shall have received an Officer’s Certificate from the Company and the Guarantors and an opinion of counsel to the Company in form and substance acceptable to the Trustee.

4.	MISCELLANEOUS

4.1 Except as supplemented and amended hereby, the Base Indenture and the Securities are in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect.

4.2 The Base Indenture, as supplemented by and together with this Indenture Supplement, shall be read, taken and construed as one and the same instrument.

4.3 The Trustee accepts the modification of the Base Indenture effected by this Indenture Supplement, but only upon the terms and conditions set forth in the Base Indenture. Without limiting the generality of the foregoing, the Trustee does not assume any responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company and the New Guarantors. The Trustee does not make any representation and shall not have any responsibility as to the validity and sufficiency of this Indenture Supplement.

4.4 If and to the extent that any provision of this Indenture Supplement limits, qualifies or conflicts with another provision included in this Indenture Supplement or in the Base Indenture, in either case that is required to be included or deemed to be included in this Indenture Supplement or in the Base Indenture by any of the provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required or deemed provision shall control.

4.5 This Indenture Supplement may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all of such counterparts shall together constitute but one and the same instrument.

4.6 This Indenture Supplement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture Supplement to be duly executed as of the day and year first above written.

PULTEGROUP, INC.

By:	/s/ Bruce E. Robinson
	Name:	Bruce E. Robinson
	Title:	Vice President and Treasurer

Attest:

By:	/s/ Steven M. Cook
	Name:	Steven M. Cook
	Title:	Corporate Secretary

CENTEX DEVELOPMENT COMPANY, L.P.

By:	Centex Homes
Its:	General Partner

	By:	Centex Real Estate Corporation
	Its:	Managing Partner

By:	/s/ Bruce E. Robinson
	Name:	Bruce E. Robinson
	Title:	Vice President and Treasurer

Attest:

By:	/s/ Steven M. Cook
	Name:	Steven M. Cook
	Title:	Corporate Secretary

PULTE HOMES OF INDIANA, LLC

By:	/s/ Steven M. Cook
	Name:	Steven M. Cook
	Title:	Manager

Attest:

By:	/s/ Ellen P. Maturen
	Name:	Ellen P. Maturen
	Title:	Vice President

PULTE REALTY LIMITED PARTNERSHIP

By:	PH 55 LLC
Its:	General Partner

	By:	Pulte Realty Holdings, Inc.
	Its:	Sole Member

	By:	/s/ David Furstenberg
		Name:	David Furstenberg
		Title:	President and Treasurer

Attest:

By:	/s/ Pauline M. Talerico
	Name:	Pauline M. Talerico
	Title:	Sr. Tax Specialist

PULTE REALTY HOLDINGS, INC.

By:	/s/ David Furstenberg
	Name:	David Furstenberg
	Title:	President and Treasurer

Attest:

By:	/s/ Pauline M. Talerico
	Name:	Pauline M. Talerico
	Title:	Sr. Tax Specialist

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The remaining New Guarantors listed on the attached Exhibit B.

By:	/s/ Bruce E. Robinson
	Name:	Bruce E. Robinson
	Title:	Vice President and Treasurer

Attest:

By:	/s/ Steven M. Cook
	Name:	Steven M. Cook
	Title:	Corporate Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Valere D. Boyd
	Name:	Valere D. Boyd
	Title:	Vice President

Attest:

By:	/s/ Manjari Purkayastha
	Name:	Manjari Purkayastha
	Title:	Vice President

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EXHIBIT A

EXISTING GUARANTORS

Anthem Arizona, L.L.C.

Centex Construction of New Mexico, LLC

Centex Homes

Centex Homes of California, LLC

Centex Homes, LLC

Centex International II, LLC

Centex Real Estate Construction Company

Centex Real Estate Corporation

Del Webb California Corp.

Del Webb Communities, Inc.

Del Webb Communities of Illinois, Inc.

Del Webb Corporation

Del Webb Home Construction, Inc.

Del Webb Limited Holding Co.

Del Webb Southwest Co.

Del Webb Texas Limited Partnership

Del Webb’s Coventry Homes Construction Co.

Del Webb’s Coventry Homes, Inc.

Del Webb’s Coventry Homes of Nevada, Inc.

DiVosta Building, LLC

DiVosta Homes, L.P.

PH1 Corporation

PH3 Corporation

PH4 Corporation

PN II, Inc.

Potomac Yard Development LLC

Pulte Building Systems Holding Company, LLC

Pulte Communities NJ, Limited Partnership

Pulte Development Corporation

Pulte Home Corporation

Pulte Home Corporation of the Delaware Valley

Pulte Homes of Greater Kansas City, Inc.

Pulte Homes of Michigan LLC

Pulte Homes of Minnesota LLC

Pulte Homes of New England LLC

Pulte Homes of New Mexico, Inc.

Pulte Homes of New York LLC

Pulte Homes of NJ, Limited Partnership

Pulte Homes of Ohio LLC

Pulte Homes of PA, Limited Partnership

Pulte Homes of St. Louis, LLC (f/k/a The Jones Company Homes, LLC)

Pulte Homes of Texas, L.P.

Pulte Homes Tennessee, Inc. (f/k/a Radnor Homes, Inc.)

Pulte Homes Tennessee Limited Partnership

Pulte Land Company, LLC

Pulte Nevada I LLC

Pulte Payroll Corporation

RN Acquisition 2 Corp.

Terravita Home Construction Co.

Wil Corporation

EXHIBIT B

NEW GUARANTORS

Centex Development Company, L.P.

Centex LLC (f/k/a Centex Corporation)

DiVosta Homes Holdings, LLC

DW Homebuilding Co.

Nomas LLC

PH 19 Corporation

Preserve II, Inc.

Pulte Arizona Services, Inc.

Pulte Development New Mexico, Inc.

Pulte Homes of Indiana, LLC

Pulte Realty Holdings, Inc.

Pulte Realty Limited Partnership

Pulte Texas Holdings, LLC

Pulte/BP Murrieta Hills, LLC